                                                               EXHIBIT (h)(1)(i)

                         AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

FUNDS                                                ANNUAL ADMINISTRATIVE FEE
-----                                      ---------------------------------------------
                                           (as a percentage of average daily net assets)
ING VP Convertible Portfolio                                 0.10%
ING VP Disciplined LargeCap Portfolio                        0.10%
ING VP Financial Services Portfolio                          0.10%
ING VP High Yield Bond Portfolio                             0.10%
ING VP International Value Portfolio                         0.10%
ING VP LargeCap Growth Portfolio                             0.10%
ING VP MagnaCap Portfolio                                    0.10%
ING VP MidCap Opportunities Portfolio                        0.10%
ING VP Real Estate Portfolio                                 0.10%
ING VP SmallCap Opportunities Portfolio                      0.10%